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                                                                   EXHIBIT 23.9

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the incorporation by reference in this Prospectus of Patriot American Hospitality Operating Company and Patriot American Hospitality, Inc. of our report dated March 1, 1996 with respect to the Financial Statements of Historic Hotel Partners of Birmingham, Limited Partnership as of and for the year ended December 31, 1995 and to the reference to us under the heading "Experts" in this Prospectus.

                                          /s/ PANNELL KERR FORSTER PC


Alexandria, Virginia
July 11, 1997